                                                                 EXHIBIT 4(B)


                    Floating Rate (Resetting Daily, Weekly,
                Monthly, Quarterly, Semi-Annually or Annually)
                               Medium-Term Note


REGISTERED
No. R-                         PRINCIPAL AMOUNT:
CUSIP


                               CABOT CORPORATION
                           SERIES A MEDIUM-TERM NOTE

     If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ORIGINAL ISSUE PRICE:               TOTAL AMOUNT OF OID:

                                    YIELD TO MATURITY:


                                    INITIAL ACCRUAL PERIOD OID:

                                    INITIAL REDEMPTION DATE:

ORIGINAL ISSUE DATE:                REDEMPTION PRICES:

MATURITY DATE:

SPECIFIED CURRENCY:                     OPTION TO ELECT
                                         REPAYMENT: [ ] YES  [ ] NO
EXCHANGE RATE AGENT:

MINIMUM DENOMINATIONS                   OPTIONAL REPAYMENT DATE[S]:
(OTHER THAN $1,000):
(Applicable only if
Specified Currency is
other than U.S. dollars)

BASE RATE:                              INTEREST RESET DATE (applicable only if
                                        Interest Reset Period is semi-annual or
                                        annual) Third Wednesday of:


INITIAL INTEREST RATE:

INDEX MATURITY:                         INTEREST RATE BASIS:
                                        ___ Commercial Paper Rate
INTEREST PAYMENT DATES:                 ___ Prime Rate
                                        ___ LIBOR
REGULAR RECORD DATES:                   ___ Treasury Rate
     15 calendar days prior to each     ___ CD Rate
     Interest Payment Date              ___ Federal Funds Rate

SPREAD (plus or minus):                 MAXIMUM INTEREST RATE:


SPREAD MULTIPLIER:                      MINIMUM INTEREST RATE:

CALCULATION AGENT:

CALCULATION DATES:                      INTEREST RESET PERIOD:


BOOK ENTRY_____                         CERTIFICATED _____

OTHER TERMS:

     CABOT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value eceived, hereby promises to pay to
                                          or registered assigns, the principal
sum of
          on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Period specified above is daily or weekly, from the day following the most recent Regular Record Date (as defined herein)) to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified herein and on the Maturity Date (or any Redemption Date or Repayment Date as referred to on the reverse hereof and hereafter referred to as a "Maturity Date" with respect to the principal redeemed or repayable on such date), at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined by reference to the Interest Rate Basis shown above plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment. Interest hereon is accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid) to but excluding the succeeding Interest Payment Date or Maturity Date, as the case may be; provided,
                                                                       --------
however, that if the Interest Reset period is daily or weekly, interest payable
-------
hereon on any Interest Payment Date, other than interest payable on the date on which principal hereon is payable, will include interest accrued from, but excluding, the Regular Record Date through which interest has been paid (or from and including the Original Issue Date, if no interest has been paid with respect hereto), to and including the Regular Record Date next preceding the applicable Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person (the "Holder") in whose name this Security is registered (which, if this Security is a Global Security will be the Depository or a nominee of the Depository) at the close of business on the Regular Record Date (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that, in the case of a Security Issued between a Regular
--------  -------
Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date; and provided, further, that interest
                                              --------  -------
payable on the Maturity Date (other than a Maturity Date which is also an Interest Payment Date) will be payable to the person to whom the principal hereof shall be payable (which, if this Security is a Global Security will be the Depository or a nominee of the Depository). Any such interest not so punctually paid or duly provided for on such Regular Record Date may either be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to the registered Holders of Securities of this Series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

     Any payment of interest on this Security due on any Interest Payment Date which is not a Business Day (as defined herein) shall not be made on such day, but shall be made on the next succeeding Business Day (or, if the Interest Rate Basis specified above is LIBOR, if such day falls in the next calendar month, the immediately preceding Business Day) with the same force and effect as if made on such due date, and no interest shall accrue with respect to such payment for the period from and after such date. Any payment of principal, premium (if any) or interest (if any) on this Security due on a Maturity Date which is not a Business Day shall not be made on such day, but shall be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue with respect to such payment for the period from and after such date,

     Unless otherwise specified above, all payments of principal, premium (if any) and interest (if any) on this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Company or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may elect to receive all
        --------  -------
payments in such Specified Currency by delivery of a written request to the Corporate Trust Division of the Trustee in The City of Boston, on or prior to the applicable Regular Record Date or the date 15 days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or the date 15 days prior to the Maturity Date as the case may be. The Company has initially appointed State Street Bank and Trust Company at its Corporate Trust Division in The City of Boston as paying agent and State Street Bank and Trust, N.A. in The City of New York as co-paying agent (each a "Paying Agent").

     If the principal, premium (if any) or interest (if any) due on this Security is payable in a Specified Currency and such specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder by making such payment in U.S. dollars on the basis of the most recently available exchange rate as provided herein.

     In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

     If the Specified Currency is other than U.S. dollars, and the Holder has elected to receive payments in such Specified Currency as provided for above, payments of principal, premium (if any) and interest (if any) due on this Security will be made by wire transfer of immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, if specified on the face hereof that this Security shall be denominated in European Currency Units ("ECUs") , to an ECU account) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated on or prior to the relevant Regular Record Date or the date 15 days prior to the Maturity Date, as the case may be, by the Holder hereof on the relevant Regular Record Date or Maturity Date. Such designation shall be made by filing the appropriate information with the Trustee at the Corporate Trust Division of the Trustee in The City of Boston and, unless revoked, any such designation made with respect to this Security by the Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder.
If payment with respect to this Security cannot be made by wire transfer because a required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting such a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such designation, such payment will be made within five Business Days of such receipt. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. The Company will pay any administrative costs imposed by banks in making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

     Unless otherwise specified above, payments of interest other than interest payable on the Maturity Date will be made by check mailed to the registered Holder hereof at the address shown in the register of Securities maintained by the Registrar or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing, or by wire transfer of immediately available funds to such account as may have been appropriately designated by such Holder.

     Unless otherwise specified above, the principal amount hereof and premium (if any) and interest (if any) hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of State Street Bank and Trust, N.A. in The City of New York or at the Corporate Trust Division of the Trustee in The City of Boston, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with normal procedures. The Company may treat the person in whose name this Security is registered as the owner of this Security for the purpose of receiving payments of principal and interest on this Security and for all purposes whatsoever.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                              Reverse of Security
                              -------------------

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1987 (herein, together with all other indentures supplemental thereto, including the First Supplemental Indenture dated as of June 17, 1992 and the Second Supplemental Indenture dated as of January 31, 1997, referred to as the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     If an Initial Redemption Date is specified on the face hereof, this Security is subject to redemption at the election of the Company, in whole or in increments of $1,000, upon not less than 30 nor more than 60 days' notice by mail prior to the Initial Redemption Date or at any time after the Initial Redemption Date upon such notice, at the Redemption Prices, if any, specified on the face hereof, (expressed in percentages of the principal amount), and thereafter at a redemption price equal to 100% of this Security or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below), plus accrued interest to the Redemption Date; provided, that interest installments due on such date of redemption will be payable to the Holders of such Securities of record at the close of business on the Regular Record Date (as defined herein), all as provided in the Indenture. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     If so specified on the face hereof, this Security will be repayable prior to the Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date this Security with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $l,000. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

     Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

     The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Period"), as set forth on the face hereof; provided, however, that the interest rate in effect
                          --------  -------
from the Original Issue Date to the first Interest Reset Date (as defined below) will be the Initial Interest Rate. Except as provided in the next sentence, the date or dates on which interest will reset (each an "Interest Reset Date") will be, if this Security resets daily, each Business Day; if this Security resets weekly (unless the Interest Rate Basis for this Security is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Reset Basis for this Security is the Treasury Rate, the Tuesday of each week (except as provided below); if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semiannually, the third Wednesday of two months of each year, as specified herein; and if this Security resets annually, the third Wednesday of one month of each year, as specified herein. If any Interest Reset Date would otherwise be a day that is not a Business Day for this Security, the Interest Reset Date shall be postponed to the next day that is a Business Day for this Security, except that if the Interest Rate Basis specified herein is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

    "Business Day," as used herein, means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in The City of New York are required or authorized by law or executive order to close; provided that, if the Specified Currency shown above is other than U.S. dollars, such a day is also not a day on which banks are required or authorized by law or executive order to close in the financial center of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such a day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to LIBOR Notes, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

     The rate of interest on this Security in effect on any day on or after the first Interest Reset Date shall equal either (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, subject, in either case, to the Maximum Interest Rate or Minimum Interest Rate, if any; provided,
                                                                     --------
however, that the interest rate in effect from the date of issue to the first
-------
Interest Reset Date shall be the Initial Interest Rate.

     Except as otherwise specified in this paragraph, the rate of interest on this Security for each Interest Reset Date shall be the rate determined in accordance with the provisions below under the heading below corresponding to the Interest Rate Basis specified herein:

          Commercial Paper Rate. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified herein, (i) as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper" or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then as such rate is published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper" or (b) if by 3:00 P.M. New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified
     herein placed for an industrial issuer whose bond rating is "[      ]", or
     the equivalent, from a nationally recognized rating agency, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread Multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein; provided, however, that, if fewer
                                              --------  -------
     than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate herein for such Interest Reset Date will be the interest rate hereon in effect on such Commercial Paper Rate Interest Determination Date. "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                  360 X D
               Money Market Yield =     100 X ___________________
                                                360 - (D X M)
     where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which the interest is being Calculated.

          Prime Rate. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate hereon for any Interest Reset Date shall equal
     (a)(i) the rate for the relevant Prime Rate Interest Determination Date set forth in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published before 3:00 P.M., New York City time, on the relevant Calculation Date, then the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date or (b) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread Multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein; provided, however, that, if fewer than three banks selected as provided
     --------  -------
     above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

          LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate hereon for any Interest Reset Date shall be determined in accordance with the following provisions:

          (a) On the relevant LIBOR Interest Determination Date, the interest rate will be determined on the basis of the offered rates for deposits of not less than U.S. $1,000,000 having the Index Maturity specified herein, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the display in the Dow Jones Telerate Service (or any successor service) on page 3750 ("Telerate Page 3750") as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If at least two such offered rates appear on the Telerate Page 3750, the interest rate hereon for such Interest Reset Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent, adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread Multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein. If fewer than two offered rates appear, the interest rate hereon for such LIBOR Interest Reset Date will be determined as described in (b) below.

          (b) For a LIBOR Interest Determination Date on which fewer than two offered rates for the Index Maturity specified herein appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page as that service for the purpose of displaying London interbank offered rates of major banks), the interest rate hereon will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified herein are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the interest rate hereon with respect to such Interest Reset Date will be the arithmetic mean of such quotations, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein. If fewer than two quotations are provided, the interest rate hereon for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified herein commencing on the second London Banking Day immediately following such LIBOR Interest Reset Date and in a Representative Amount, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein; provided, however, that, if fewer than three banks selected as
             --------  -------
     provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such LIBOR Interest Determination Date.

          Treasury Rate. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the most recent auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified herein, (i) as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or (ii) if such rate is not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, then the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (b) if the results of such auction of Treasury bills having the Index Maturity specified herein are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held during such week, then the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the Index Maturity specified herein under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or
     (c) if such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified herein, in any of the above cases
     (a), (b) or (c) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread Multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein; provided, however, that, if fewer
                                              --------  -------
     than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Treasury Rate Interest Determination Date.

          CD Rate. If the Interest Rate Basis of this Security is the CD Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate on the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein (i) as published in H.15(519) under the heading "CDs (Secondary Market)" or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein as published in Composite Quotations under the heading "Certificates of Deposit", or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified herein in a denomination of U.S. $5,000,000, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the spread multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, specified herein; provided, however,
                                                              --------  -------
     that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such CD Rate Interest Determination Date.

          Federal Funds Rate. If the Interest Rate Basis of this Security is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds (i) as published in H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not Published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and/or then (y) by the multiplication by the Spread Multiplier, if any, and the Maximum Interest Rate and Minimum Interest Rate, if any, specified herein; provided, however, that, if fewer than
                                     --------  -------
     three brokers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Federal Funds Rate Interest Determination Date.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified herein, In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by applicable law.

     The Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed State Street Bank and Trust Company as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all percentages resulting from any calculations will be rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     Upon the request of the Holder of this Security, the Calculation Agent will provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

     The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Rate Interest Determination Date") , "Prime Rate" (the "Prime Rate Interest Determination Date"). "CD Rate" (the "CD Rate Interest Determination Date") and "Federal Funds Rate" (the "Federal Funds Rate Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading "LIBOR" (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     Unless otherwise provided herein, the "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (a) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be.

     Interest will be payable on, if this Security resets (i) daily, weekly or monthly, the third Wednesday of each month or on the third Wednesday of March, June, September and December of each Year, as set forth on the face hereof; (ii) quarterly, the third Wednesday of March, June, September and December of each year; (iii) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (iv) annually, the third Wednesday of the two months or the month set forth on the face hereof (each an "Interest Payment Date"), and in each case, on the Maturity Date.

     Accrued interest hereon from the Original Issue Date or from last date to which interest has been paid is calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from but excluding the last date to which interest has been paid, and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or, the Interest Rate Basis for this Security is the Treasury Rate, by the actual number of days in the year.

     If this is a Global Security, the total amount of any principal, premium (if any) and interest (if any) due on this Security representing one or more Book-Entry Notes on any Interest Payment Date or Maturity Date will be made available to the Trustee on such date. The Trustee will promptly make such payments to the Depository. The Depository will allocate such payments to each Book-Entry Note represented by the Global Security and make payments to the owners or holders thereof in accordance with its existing operating procedures.

     If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in a foreign currency scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, or if the Specified Currency is other than U.S. dollars and the Holder hereof elects payment in such Specified Currency, payments will be made in such Specified Currency.

     If payment on this Security is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was available. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated above.

     If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Exchange Rate Agent shall have no liability therefor.

     All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder,

     References herein to "U.S. dollars" or "U.S.$" or "$" are to the currency of the United States of America.

     If this Security is a Discount Note (any Security that for United States federal income tax purposes would be considered to be issued with original issue discount), in the event of either (a) a redemption by the Company of this Security prior to its Maturity Date, or (b) the acceleration of the maturity of this Security, the amount payable on this Security at the time of such redemption or acceleration, in lieu of the principal amount due at the Maturity Date, shall be the Adjusted Issue Price (as defined below) of this Security as of the date of such redemption or acceleration. The "Adjusted Issue Price" of this Security shall be an amount equal to (a) its Original Issue Price (as set forth on the face hereof), plus (b) the portion of the Original Issue Discount (as set forth on the face hereof) accrued under Section 1272 of the Code (without regard to Section 1272 (a) (7) of the Code) from the Original Issue Date (as set forth on the face hereof) to the date of such redemption or acceleration, minus (c) any amount considered as part of the stated redemption price at maturity (as determined under Section 1273 (a) (2) of the Code) which was paid on this Security prior to the date of such redemption or acceleration.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Discount Notes, the Adjusted Issue Price as provided above) may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time outstanding of each series to be affected by such amendment or modification (each series voting separately as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each series (each series voting separately as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest (if any) on this Security at the times, place and rate (except as provided for in such Security), and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security certain additional limitations) therein set forth, the transfer of this Security is registrable in the register of securities maintained by the Registrar, upon surrender of such Securities for registration of transfer at the office or agency of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                              CABOT CORPORATION



                                    By:_________________________________
                                       Title:


                                    Attest:


                                    _________________________________
                                    Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein issued under the within mentioned Indenture.


     STATE STREET BANK AND TRUST COMPANY,
     as Trustee



     By:____________________________________
     Title:

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common      UNIF GIFT MIN ACT - ......Custodian.....

                                              (Cust)    (Minor)

                                              Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties        _______________________
                                                   (State)

JT TEN - as joint tenants with right of
     survivorship and not as tenants
     in common

Additional abbreviations may also be used though not in the above list.

               __________________________________________________

FOR VALUE RECEIVED, I or we sell, assign and transfer to

INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE:

___________________________________


________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

________________________________________________________________________________


this Note and all rights hereunder and irrevocably appoint_____________________ attorney to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.



Dated: _______________________    Signed: ___________________________________
Signature(s) Guaranteed by:                 (Sign exactly as name appears
                                            on the other side of this Note)


NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT
                           -------------------------

    The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "Repayment Date"), at a Repayment
                                                --------------
Price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date, to the undersigned at:

________________________________________________________________________________

________________________________________________________________________________
          (Please print or type name and address of the Undersigned.)

     For this Option to Elect Repayment to be effective, this Security with the
     --------------------------------------------------------------------------
Option to Elect Repayment duly completed must be received by the Trustee at
---------------------------------------------------------------------------
least 30 but not more than 60 days prior to the Repayment Date (or, if such
-----=---------------------------------------------------------------------
Repayment Date is not a Business Day, the next succeeding Business Day).
------------------------------------------------------------------------

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $___________________.

     If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $________________.


Dated:____________________          __________________________________

                                    Note:  The signature to this Option to Elect
                                    Repayment must correspond with the names as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.